UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    April 2, 2008

APPLIED NEUROSOLUTIONS, INC.
(Exact name of Registrant as Specified in its Charter)

  Delaware                                                   001-13835                                      39-1661164
 (State or Other Jurisdiction             (Commission file Number)            (IRS Employer
       of  Incorporation)                                                                               Identification No.)

    50 Lakeview Parkway, Suite 111, Vernon Hills, IL                                   60061
(Address of Principal Executive Offices)                                             (Zip Code)

Registrant’s telephone number, including area code (847) 573-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events

The Registrant today announced the attainment of a program milestone in its collaboration with Eli Lilly and Company (Lilly) to develop therapeutics to treat Alzheimer’s disease (AD).  Attainment of this milestone supports the continuation of the Registrant’s collaboration with Lilly.

 In November 2006, the Registrant entered into an agreement with Lilly to develop therapeutics to treat AD.  Lilly has been funding the vast majority of all pre-clinical research and development and will fully finance the clinical testing, manufacturing, sales and marketing of AD therapeutics developed from this collaboration.  The Applied NeuroSolutions, Inc. (APNS) proprietary tau-related target has now achieved two significant unpaid program milestones.  The next milestone, if achieved, represents a paid milestone for APNS.  The next milestone is currently targeted for achievement in late 2008 to early 2009.  The collaboration with Lilly continues to make good progress toward additional tau-based targets with an additional target being screened and validation studies underway for other targets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 7th day of April 2008.
APPLIED NEUROSOLUTIONS, INC.

By:           /s/David Ellison
Name:   David Ellison
Title:     Chief Financial Officer